Exhibit 10. 24

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

PUT OPTION AGREEMENT

THIS PUT OPTION AGREEMENT is made as of December 20, 2019,

BETWEEN:

BRIDGING FINANCE INC., (“Bridging”), as agent for any of the funds managed by Bridging a corporation governed by the laws of Canada;

- and -

HARVEST HEALTH & RECREATION INC. (“HHR”)

a corporation governed by the laws of the Province of British Columbia;

- and -

HARVEST DISPENSARIES, CULTIVATIONS & PRODUCTION FACILITIES LLC (“Harvest DCP”)

a limited liability company governed by the laws of the State of Arizona;

- and -

HARVEST ENTERPRISES, INC. (“Enterprises”)

a corporation governed by the laws of the State of Delaware;

RECITALS:

A.	Harvest DCP, and Enterprises (each a “Borrower” and collectively, the “Borrowers”), certain of the direct and indirect subsidiaries of the Borrowers and HHR, as guarantors, (collectively, the “Credit Parties”), Bridging, as agent, and the lenders from time to time party thereto, including Bridging, (the “Bridging Lenders”) have entered into an amended and restated credit agreement dated as of July 26, 2019, as amended by a first amendment to amended and restated credit agreement dated October 21, 2019 as further amended by the second amendment to amended and restated credit agreement dated November 19, 2019 (as amended, (the “Bridging Credit Agreement”), pursuant to which, among other things, Bridging has made loans and provided other extensions of credit to the Borrowers (the “Bridging Credit Facilities”) and the Credit Parties have granted in favour of Bridging the security set out in the Amended and Restated Security Agreement dated October 21, 2019 (the “Original Bridging Security”).

B.	Bridging and the Credit Parties have entered into a letter agreement dated November 28, 2019, (the “Bridging Letter Agreement”), pursuant to which, as of the date hereof: (i) all outstanding obligations under the Bridging Credit Facilities have been “rolled into” notes, including the Bridging Notes (as hereinafter defined) (ii) Bridging has been issued notes pursuant to the terms of a trust indenture dated on or about the date hereof with Odyssey Trust Company acting as trustee thereunder (all such notes issued to Bridging by HHR on the date hereof, as the same may be amended, restated modified or replaced from time to time, the “Bridging Notes”) in an amount equal to the outstanding obligations owed by the Credit Parties to Bridging under the Bridging Credit Facilities as of the date hereof, (iii) the Bridging Credit Facilities have been superseded by this Agreement and all security granted thereunder will secure solely the obligations under this Agreement.; and (iv) Bridging will remain the sole Bridging Lender for all purposes thereunder.

C.	In connection with such transactions, and in order to induce Bridging and the Bridging Lenders to enter into the transactions described in part “B” of these Recitals, the parties hereto wish to enter into this Agreement in order to set out the terms and conditions that will govern the right of Bridging to require that the Borrowers purchase all of the Bridging Notes, providing Bridging with certain rights similar to the rights of the Bridging Lenders under the Bridging Credit Agreement and confirming that the obligations hereunder shall constitute “Obligations” under the Original Bridging Security and such security be confirmed pursuant to the terms hereof to remain in full force and effect during the term of this agreement as provided herein (as confirmed, the “Bridging Security”).

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these premises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

definitions

1.1	Definitions

(a)	“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(b)	“Business Day” means a day on which banks are open for business in Vancouver, British Columbia and Tempe, Arizona other than a Saturday, Sunday or other day as banks in Toronto, Ontario or Tempe, Arizona are authorized or required to be closed for business;

(c)	“Close of Business” means 5:00 p.m. Toronto time;

(d)	“Closing Date” means, if the Put Option is exercised in accordance with this Agreement, 5 Business Days following such exercise;

(e)	“Dec. 31 Condition” means HHR entering into the MJAR Definitive Documentation on or prior to December 31, 2019, or such later date agreed to in writing by Bridging in its sole and absolute discretion;

(f)	“Exercise Form” has the meaning set forth in Section 2.3(a);

(g)	“Exercise Price” means the exercise price payable by HHR upon the exercise of the Put Option, which shall be equal to the principal amount of the Bridging Notes, plus any and all fees owing to Bridging and accrued but unpaid interest on such Notes to but not including the date on which the payment in full of the Exercise Price is made;

(h)	“MJAR” means MJAR Holdings Corp. and/or any of their related or affiliated subsidiaries, affiliates or entities;

(i)	“MJAR Closing Condition” means the closing of the MJAR Transaction on or prior to the MJAR Closing Date in accordance with the terms of the MJAR Definitive Documentation (as the same may be amended with the agreement in writing by Bridging, acting reasonably);

(j)	“MJAR Closing Date” means March 31, 2020 (or such later date agreed to between the parties to this Agreement in writing) provided that such date shall be automatically extended (such extension, the “Extension”) to the date that is ten (10) business days after all material regulatory approvals required to complete the MJAR Transaction have been obtained. In the event that (1) HHR, Harvest DCP and/or Enterprises cease to use commercial best efforts to diligently pursue obtaining such regulatory approvals or (2) HHR, Harvest DCP or Enterprises has knowledge of, or receives notice from the applicable regulator that, one or more of such material approvals will not be granted, or is reasonably likely not to be granted, or that the request for such approvals has been rejected, in any such case HHR, Harvest DCP or Enterprises shall promptly give written notice to Bridging of the same, the Extension shall immediately terminate and the “MJAR Closing Date” shall be considered to be the date that is five (5) business days after such Extension termination.

(k)	“MJAR Definitive Documentation” means a definitive binding agreement between MJAR and HHR (or any affiliate of HHR) in respect of the Transaction, satisfactory to Bridging, acting reasonably;

(l)	“Option Exercise Date” means (i) if the December 31, 2019 Condition is not met, March 31, 2020; or (ii) if the December 31, 2019 Condition is met but the MJAR Closing Condition is not met, five (5) Business Days after the MJAR Closing Date.

(m)	“Option Exercise Conditions” means the following: (a)(1) the failure of the Dec. 31 Condition to occur, or (2) the failure of the MJAR Closing Condition to occur; and (b) the representations and warranties of Bridging set out in Section 4.2 being true and correct on the Option Exercise Date and on the Closing Date;

(n)	“Put Option” has the meaning set forth in Section 2.1 below;

(o)	“Transaction” means the transaction whereby HHR (or an affiliate of HHR) acquires all or substantially all of the U.S. assets of MJAR and/or any of their related or affiliated subsidiaries, affiliates or entities for a purchase price of not less than US$60,000,000.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Consent - Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Currency - Unless otherwise specified, all references to money amounts are to the lawful currency of the United States.

(c)	Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia. The parties to this Agreement irrevocably attorn to the non-exclusive jurisdiction of the courts of British Columbia.

(d)	Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(e)	Including - Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(f)	No Strict Construction– The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(g)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)	Severability – If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction and without affecting its application to other parties or circumstances.

(i)	Statutory References – A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

(j)	Time – Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

1.3	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, opinions, advice, assertions of fact, materials, undertakings or collateral agreements, express, implied or statutory, by or between the parties (or by any director, officer, employee, legal counsel, accountant or other representative thereof) other than as expressly set forth in this Agreement.

1.4	Schedules

The schedules to this Agreement, as listed below, are incorporated by reference and deemed to be a part hereof:

Schedule A          -         Exercise Form

ARTICLE 2

PUT OPTION

2.1	Put Option Grant

The parties hereby agree that if the Option Exercise Conditions have been met, on the Option Exercise Date, Bridging shall have the right (but not the obligation) (the “Put Option”) to require that HHR purchase all but not less than all of the Bridging Notes at the Exercise Price. HHR and the Borrowers hereby agree that upon the exercise by Bridging of the Put Option HHR irrevocably and unconditionally agrees to acquire the Bridging Notes (directly or through one or more affiliates) at the Exercise Price on the Closing Date.

2.2	Expiry of Put Option

As of the Close of Business on the 10th Business Day following the Option Exercise Date, the unexercised Put Option shall expire and terminate and shall have no further force or legal effect.

2.3	Exercise of Put Option

(a)	Subject to the terms and conditions set forth herein, Bridging may exercise the Put Option on the Option Exercise Date by the presentation to HHR in accordance with Section 2.1 hereof of a duly executed exercise form at any time up to the Close of Business on the 10th Business Day after the Option Exercise date, which shall be substantially in the form attached hereto as Schedule A or such other form as is mutually acceptable to HHR and Bridging, acting reasonably (the “Exercise Form”); and

(b)	Upon due exercise of the Put Option and assuming the conditions to closing of the Put Option set out in section 2.3(c), on the Closing Date:

(i) Bridging shall deliver to HHR, or as HHR shall direct, certificate(s) representing the Bridging Notes in accordance with section 2.3(c)(i); and

(ii) HHR shall pay or cause to be paid the Exercise Price to Bridging, or as Bridging shall direct.

For greater certainty, irrespective of delivery by Bridging to HHR of (a) an Exercise form and/or delivery (b) certificates (if any) representing the Bridging Notes and/or (c) any other documentation evidencing the transfer of the Bridging Notes to HHR or a representative of HHR or evidencing termination of the Bridging Notes, the rights of Bridging in respect of the Bridging Notes shall not be considered to be assigned, transferred, terminated, satisfied or changed in any way, and Bridging shall continue to be considered a holder of the Bridging Notes until such time that Bridging receives indefeasible payment in full, in cash, of the Exercise Price.

(c)	The obligation of HHR to purchase and pay for the Bridging Notes at the Closing Date is subject to:

	(i)	the delivery by Bridging of certificate(s) representing the Bridging Notes, which certificate(s) shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers executed in blank, and in proper form for transfer;

	(ii)	Bridging not being a “non-resident” of Canada for purposes of the ITA or, if Bridging is a non-resident of Canada for the purposes of the ITA, then HHR shall make withholdings and remittances in respect of such purchase pursuant to the provisions of Section 116 of the Income Tax Act (Canada); and

	(iii)	the representations and warranties of Bridging set out in Section 4.2 being true and correct.

(d)	Payment for the Bridging Notes by HHR shall be made in immediately available funds, subject to such deductions as may be required in accordance with any applicable laws.

ARTICLE 3

Security

3.1	Confirmation of Security

Each of the Borrowers and HHR agree that the obligations hereunder of HHR to pay the Exercise Price shall be secured by the Original Bridging Security, entitled to the full benefits of the Original Bridging Security in respect thereof, and the parties hereto confirm that the Original Bridging Security remains in full force and effect in accordance with the terms hereof, solely with respect to the obligations hereunder and the obligations set out in such Original Bridging Security. All of the entities party to the Original Bridging Security shall, prior to the date of the issuance of the Bridging Notes enter into a form of confirmation of security satisfactory to Bridging, acting reasonably, and a guarantee (the “Guarantee”) of the obligations of the Borrowers and HHR pursuant to this Agreement satisfactory to Bridging, acting reasonably. In the event that any of the Borrowers or HHR form, or acquire a new Subsidiary (as defined in the Bridging Notes) after the date of this Agreement, such new Subsidiary (as defined in the Bridging Notes) shall within seven days thereof enter into a guarantee agreement, provided that such guarantee shall be subordinated and subject in right of payment to any existing indebtedness (and related security) or indebtedness (and related security) put in place in connection with such formation or acquisition, howsoever created, incurred, assumed or guaranteed, and any indebtedness created, incurred or guaranteed in place thereof (collectively, “Senior Debt”). Bridging agrees that it shall enter into a subordination agreement on such terms as are mutually agreeable to HHR and Bridging, each acting reasonably, providing, inter alia, for the subordination of amounts due under such guarantee to any Senior Debt.

3.2	Release of Obligations and Security

(a)	Upon the first to occur of the following:

	(i)	the Put Option expiring in accordance with Section 2.2;

	(ii)	the satisfaction of the MJAR Closing Condition;

	(iii)	the closing of the Put Option including without limitation receipt by Bridging of the Exercise Price, in accordance with Section 2.3;

	(iv)	the failure to close the Put Option in accordance with Section 2.3 by virtue of a failure to meet a condition in Section 2.3(c);

(each a “Security Termination Event”)

then the following shall occur:

(A)	all obligations hereunder and under the Bridging Credit Facility will be deemed to be repaid in full and there shall be no further obligation of any nature whatsoever of the Borrowers, HHR or any other “Guarantor” (as defined in the Bridging Credit Agreement) (collectively, the “Obligors”) to the Bridging Lenders under the terms of the Bridging Credit Agreement or hereunder.

(B)	the Obligors will hereby be released from the Bridging Credit Agreement, this Agreement, the Bridging Security (including the Original Bridging Security) and all other obligations and each other loan or security document to which it is a party related to the Bridging Credit Agreement, including any documents related to the Bridging Security, (each a “Released Loan Document” and collectively the “Released Loan Documents”) and each such Released Loan Document will be terminated and be of no further force or effect, except as set out herein;

(C)	all liens, security interests, charges or encumbrances of the Bridging Credit Parties on the Obligors’ property and assets, real and personal, moveable and immovable, of whatsoever nature and kind subject to any security granted in connection with the Bridging Credit Agreement (collectively, the “Collateral”) will be automatically released, discharged and forever quitclaimed and surrendered to the Obligors the said Collateral whether or not the security interests, liens, charges or other encumbrances in respect of such security are reflected by any personal property security registrations made in favour of Bridging;

(D)	within five (5) days from the date of a Security Termination Event, Bridging shall sign and deliver to the Obligors all discharges, releases, terminations, deeds of discharge, applications for cancellation of registration or other documents as may be required by HHR, the Borrowers or any other Obligor in connection with the release, discharge and termination of the Credit Agreement and any security, and as may be reasonably requested by the Borrowers in order to effect or evidence more fully the matters covered hereby (collectively, the “Releases”);

(E)	the Borrowers and their counsel and agents, including Cassels Brock & Blackwell LLP and Greenberg Traurig LLP, will be irrevocably authorized and directed to file, register or publish, as applicable, all such Releases, in each case at the Borrower’s expense; and

(F)	the Borrowers and their counsel and agents, including Cassels Brock & Blackwell LLP and Greenberg Traurig LLP, will be irrevocably authorized to discharge and terminate all registrations filed in connection with the Bridging Credit Agreements and any security contemplated thereby, including the Bridging Security.

ARTICLE 4

REPRESENTATIONS, WARRANTIES and covenants

4.1	Representations and Warranties of HHR and the Borrowers

HHR and the Borrowers hereby jointly and severally represent and warrant to Bridging, and acknowledges that Bridging is relying on such representations and warranties in entering into this Agreement, as follows:

(a)	Each of HHR and each Borrower has the power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement;

(b)	this Agreement constitutes a valid and binding obligation of each of HHR and each Borrower enforceable against each in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(c)	neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by HHR or the Borrowers will result in the violation of:

	(i)	any of the provisions of its respective constating documents or by-laws;

	(ii)	any agreement or other instrument to which it is a party or by which it is bound, or

	(iii)	any applicable law, rule or regulation.

4.2	Representations and Warranties of Bridging

Bridging hereby represents and warrants to HHR and the Borrowers, and acknowledges that HHR and the Borrowers are relying on such representations and warranties in entering into this Agreement, as follows:

(a)	Bridging has the power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement;

(b)	this Agreement constitutes a valid and binding obligation of Bridging enforceable against it in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought;

(c)	Bridging is the registered and beneficial owner of the Bridging Notes, free and clear of all security interests, pledges, mortgages, charges, liens, restrictions, adverse claims, demands and any other encumbrances whatsoever, except as created by this Agreement; and

(d)	neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Bridging will result in the violation of:

	(i)	any of the provisions of its constating documents or by-laws;

	(ii)	any agreement or other instrument to which it is a party or by which it is bound, or

	(iii)	any applicable law, rule or regulation.

4.3	Survival of Representations and Warranties

The representations and warranties set forth in Sections 4.1 and 4.2 shall survive the closing of the Put Option or any termination of this Agreement and will expire on the date that is 2 years from the date hereof.

ARTICLE 5

GENERAL

5.1	Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, representatives, successors (including any successor by reason of amalgamation of any party) and permitted assigns of the parties hereto.

5.2	Amendment

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

5.3	Waiver

No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

5.4	Assignment

This Agreement or portions thereof may not be assigned by any party hereto without the prior written consent of the other parties hereto, such consent to be given in the sole discretion of such parties, provided that HHR may assign this Agreement to the “Resulting Issuer” as defined in the management information circular of HHR dated May 24, 2019, without such consent, if such assignee signs a counterpart version of this Agreement pursuant to which it assumes all rights and obligations, and provides all representations, warranties and covenants, of HHR.

5.5	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.5.

(a)	if to HHR or the Borrowers:

1155 W. Rio Salado Parkway, Suite 201
Tempe, AZ 85281

Attention:	Leo Jaschke
E-mail:	[***]

with a copy (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP

40 King Street West, Suite 2100

Toronto, Ontario M5H 3C2

Attention:	John Vettese
E-mail:	[***]

(b)	if to Bridging:

77 King St. West, Suite 2925

Toronto, ON M5K 1K7

Attention:	Natasha Sharpe, Chief Investment Officer
E-mail:	[***]

with a copy (which shall not constitute notice) to:

Wildeboer Dellelece LLP

365 Bay Street, Suite 800

Toronto, ON M5H 2V1

Attention:	James Padwick
E-mail:	[***]

5.6	Further Assurances

The parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

5.7	Counterparts

This Agreement may be executed in any number of counterparts by the parties hereto each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be delivered by any party by facsimile and if so executed and delivered shall be legal, valid and binding on the party executing in such manner.

Each of the undersigned have executed, or have caused to be executed, this Put Option Agreement on the date first written above.

IN WITNESS WHEREOF this Agreement has been executed as of the date first above written.

BRIDGING FINANCE INC.

By:	/s/ David Sharpe
Name:	David Sharpe
Title:	Chief Executive Officer

By:	/s/ Natasha Sharpe
Name:	Natasha Sharpe
Title:	Chief Investment Officer

[Signature Page – Put Option Agreement]

HARVEST HEALTH & RECREATION INC.

By:	/s/ Steve White
Name:	Steve White
Title:	Chief Executive Officer

HARVEST DISPENSARIES, CULTIVATIONS
& PRODUCTION FACILITIES LLC

By:	/s/ Steve White
Name:	Steve White
Title:	Chief Executive Officer

HARVEST ENTERPRISES, INC.

By:	/s/ Steve White
Name:	Steve White
Title:	Chief Executive Officer

[Signature Page – Put Option Agreement]

Schedule A

EXERCISE FORM

TO:	HARVEST HEALTH & RECREATION INC. (“HHR”)
1155 W. Rio Salado Parkway, Suite 201
Tempe, AZ 85281

Re: Put option agreement (the “Put Agreement”) dated December 20, 2019 between the undersigned Bridging Finance Inc., as agent for certain lender, HHR, Harvest Dispensaries, Cultivations & Production Facilities LLC and Harvest Enterprises, Inc.

The undersigned, pursuant to Article 2 of the Agreement, hereby exercise their Put Right to require that HHR purchase all but not less than all the Bridging Notes at the Exercise Price.

All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Put Agreement.

DATED this                day of             , 2020.

BRIDGING FINANCE INC.

By:
Name:
Title: